AXA Equitable Life Insurance Company

SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

Name of Proposed Insured ______________________ Date of Birth ______________

PLAN INFORMATION

1. Product Name[1] INCENTIVE LIFE LEGACY II (IL Legacy II)
2. Amount of Insurance $______________
3. Is this a Term Conversion, Rider Conversion or Purchase Option? ☐ Yes ☐ No
   (If "Yes," complete Term Policy/Rider Conversion or Purchase Option Questionnaire.)
4. Death Benefit Option ☐ Option A (Level) ☐ Option B (Face Amount and Policy Account Value)
5. Backdate to save age ☐ Yes ☐ No
   Max 6 months prior to application date (3 months in OH)
   (Charges and Premiums for insurance coverage begin on the backdated Register Date.)
6. Definition of Life Insurance Test ☐ Guideline Premium Test ☐ Cash Value Accumulation Test

PREMIUM INFORMATION

7. a. Planned Periodic Premium Amount $______________ b. Initial Premium $______________
8. Premium Mode
   a. Direct Billing (By Mail) ☐ Annually ☐ Semi-Annually ☐ Quarterly ☐ Monthly
   b. Bank Draft* ☐ Quarterly ☐ Monthly Start Date ____________ (mm/dd/yyyy) Draft on ________ day of the month
   (Voided Check Required)
   ****If bank account holder is not the Owner or Proposed Insured, please complete Systematic Payment Enrollment Form.***
   ☐ **In lieu of voided check, use first premium check to set up Systematic Payment Plan**
   c. Salary Allotment ☐ Annually ☐ Semi-Annually ☐ Quarterly ☐ Monthly
   Unit name ____________ Unit number ____________ Register Date ____________ (mm/dd/yyyy)
   If Allotter is not Proposed Insured, provide Name ______________ SSN/EIN/TIN ____________
   d. Single Payment Amount $______________ (No further Premium billing will be sent)

OPTIONAL BENEFITS/RIDERS

9.
2 ☐ Long-Term Care Services Rider *(complete Long-Term Care Services Rider Questionnaire)*
☐ Disability Rider – Waiver of Monthly Deductions
☐ Extended No Lapse Guarantee (ENLG) Rider
☐ Charitable Legacy Rider *(available on face amounts of $1 million and over; complete Charitable Beneficiary Information below)* Charitable Beneficiary Information *(If more than one Charitable Beneficiary is named, the total percentage must equal 100%. If percentage shares are left blank, the shares will be deemed equal.)*

Name of Qualified Charitable Organization††	Address	501(c) Tax ID No.††† (##-#######)	% Share
1.			
2.			

☐ Children's Term Insurance Rider *(complete Children's Term Insurance Rider Questionnaire)*
Amount $______________
☐ Option to Purchase Additional Insurance Rider
Amount $______________
☐ Other (as allowed or available with product) ______________

2 **†† A qualified charitable organization is one that is exempt from federal taxation under 501(c) of the Internal Revenue Code and is Listed in Section 170(c) of the Internal Revenue Code as an authorized recipient of charitable contributions. We require that printed and dated evidence of the qualification of the charitable organization be provided with the application.**
††† Contact the charitable organization directly to get its 501(c) Tax ID No.

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X03498_ICC_AXA (06/14)

SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

10. INITIAL ALLOCATION TO THE INVESTMENT OPTIONS[1]

Please see the Prospectus for a description of the investment objective(s) for each Investment Option.

IF THE EXTENDED NO LAPSE GUARANTEE (ENLG) RIDER IS ELECTED, SEE FUND RESTRICTIONS ON THE NEXT PAGE.	(Whole Percentages Only) For Premiums	For Deductions
Market Stabilizer Option[2,3]	___%	___%
Guaranteed Interest Account	___%	___%
All Asset Aggressive-Alt 25	___%	___%
All Asset Growth-Alt 20	___%	___%
All Asset Moderate Growth-Alt 15	___%	___%
American Century VP Mid Cap Value	___%	___%
American Funds Insurance Series® Global Small Capitalization℠	___%	___%
American Funds Insurance Series® New World®	___%	___%
AXA 400 Managed Volatility	___%	___%
AXA 500 Managed Volatility	___%	___%
AXA 2000 Managed Volatility	___%	___%
AXA Balanced Strategy	___%	___%
AXA Conservative Growth Strategy	___%	___%
AXA Conservative Strategy	___%	___%
AXA Global Equity Managed Volatility	___%	___%
AXA Growth Strategy	___%	___%
AXA International Core Managed Volatility	___%	___%
AXA International Managed Volatility	___%	___%
AXA International Value Managed Volatility	___%	___%
AXA Large Cap Core Managed Volatility	___%	___%
AXA Large Cap Growth Managed Volatility	___%	___%
AXA Large Cap Value Managed Volatility	___%	___%
AXA Mid Cap Value Managed Volatility	___%	___%
AXA Moderate Growth Strategy	___%	___%
Charter℠ Multi-Sector Bond	___%	___%
Charter℠ Small Cap Growth	___%	___%
Charter℠ Small Cap Value	___%	___%
EQ/AllianceBernstein Small Cap Growth	___%	___%
EQ/BlackRock Basic Value Equity	___%	___%
EQ/Boston Advisors Equity Income	___%	___%
EQ/Calvert Socially Responsible	___%	___%
EQ/Capital Guardian Research	___%	___%
EQ/Common Stock Index	___%	___%
EQ/Core Bond Index	___%	___%
EQ/Equity 500 Index	___%	___%
EQ/GAMCO Mergers and Acquisitions	___%	___%
EQ/GAMCO Small Company Value	___%	___%
EQ/Global Bond PLUS	___%	___%
EQ/Intermediate Government Bond	___%	___%
EQ/International Equity Index	___%	___%
EQ/Invesco Comstock	___%	___%
EQ/JPMorgan Value Opportunities	___%	___%
EQ/Large Cap Growth Index	___%	___%
EQ/Large Cap Value Index	___%	___%
EQ/MFS International Growth	___%	___%

	(Whole Percentages Only) For Premiums	For Deductions
EQ/Mid Cap Index	___%	___%
EQ/Money Market	___%	___%
EQ/Montag & Caldwell Growth	___%	___%
EQ/Morgan Stanley Mid Cap Growth	___%	___%
EQ/PIMCO Ultra Short Bond	___%	___%
EQ/Quality Bond PLUS	___%	___%
EQ/Small Company Index	___%	___%
EQ/T. Rowe Price Growth Stock	___%	___%
EQ/UBS Growth and Income	___%	___%
EQ/Wells Fargo Omega Growth	___%	___%
Fidelity VIP Contrafund	___%	___%
Fidelity VIP Growth & Income	___%	___%
Fidelity VIP Mid Cap	___%	___%
Franklin Mutual Shares VIP	___%	___%
Franklin Rising Dividends VIP	___%	___%
Franklin Small Cap Value VIP	___%	___%
Franklin Strategic Income VIP	___%	___%
Goldman Sachs VIT Mid Cap Value	___%	___%
Invesco V.I. Global Real Estate	___%	___%
Invesco V.I. International Growth	___%	___%
Invesco V.I. Mid Cap Core Equity	___%	___%
Invesco V.I. Small Cap Equity	___%	___%
Ivy Funds VIP Energy	___%	___%
Ivy Funds VIP High Income	___%	___%
Ivy Funds VIP Mid Cap Growth	___%	___%
Ivy Funds VIP Science and Technology	___%	___%
Ivy Funds VIP Small Cap Growth	___%	___%
Lazard Retirement Emerging Markets Equity	___%	___%
MFS International Value	___%	___%
MFS Investors Growth Stock Series	___%	___%
MFS Investors Trust Series	___%	___%
Multimanager Aggressive Equity	___%	___%
Multimanager Core Bond	___%	___%
Multimanager Mid Cap Growth	___%	___%
Multimanager Mid Cap Value	___%	___%
Multimanager Technology	___%	___%
PIMCO VIT CommodityRealReturn Strategy	___%	___%
PIMCO VIT Real Return	___%	___%
PIMCO VIT Total Return	___%	___%
T. Rowe Price Equity Income II	___%	___%
Templeton Developing Markets VIP	___%	___%
Templeton Global Bond VIP	___%	___%
Templeton Growth VIP	___%	___%
Van Eck VIP Global Hard Assets	___%	___%
TOTAL	**100%**	**100%**

[1,2,3,℠] please see next page for important information

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SECTION B - FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

1 The ‘‘Investment Start Date’’ is the business day your investment first begins to earn a return for you, as described below, and is generally the later of: (1) the business day we receive the minimum initial premium at our Administrative Of?ce; and (2) the Register Date of your policy.

Your Policy Account will be allocated according to the above percentages as of the Investment Start Date.

Any payments we receive prior to your Investment Start Date will be held in a non-interest bearing account until your Investment Start Date.

2 If you elect the Market Stabilizer Option, the portion of your Policy Account, per the above premium percentage for such option, will be allocated as stated above.

OPTIONS Such portion of your Policy Account will be allocated to the Market Stabilizer Option Holding Account and held for 20 calendar days. If the policy is issued as a result of a replacement in these states, such portion of your Policy Account will be allocated to the Market Stabilizer Option Holding Account and held for 30 calendar days (45 calendar days in PA). However, if we have not received all necessary requirements for your policy as of the Issue Date, the period of time during which amounts will remain in the Market Stabilizer Option Holding Account will begin on the date we receive, at our Administrative Of?ce, all necessary requirements to put the INVESTMENT policy in force. Thereafter, such amount will be transferred to the Market Stabilizer Option at the next available Segment Start Date, provided that the conditions speci?ed in the rider and the Prospectus are met.

3 Any percentages speci?ed for deductions for the Market Stabilizer Option will apply only to the Market Stabilizer Option Holding Account prior to a Segment Start Date.

** If the Extended No Lapse Guarantee (ENLG) Rider is elected, Investment Options are limited only to the funds bolded on the previous page. Specify Premium allocations only (do not specify Deduction allocations). Premium allocations to the Guaranteed Interest Account are restricted to a maximum of 25%.

11. Market Stabilizer Option (Variable Indexed Option Rider)

MARKET ELECTED Speci?ed Growth Cap Rate ________% (indicate a Growth Cap Rate between 6% and 10% in whole percentages only)

IS If the Growth Cap Rate AXA Equitable Life Insurance Company sets on a given Segment Start Date is less than the rate you THE specify, any Policy Account Value you have in the Market Stabilizer Option Holding Account will not be transferred into that IF Segment. If you do not indicate a Speci?ed Growth Cap Rate, the Speci?ed Growth Cap Rate will be set to 6%, the guaranteed OPTION minimum Growth Cap Rate, and funds will transfer into a new Segment on all available Segment Start Dates, provided the ALLOCATIONSSTABILIZER conditions speci?ed in the rider and Prospectus are met.

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SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

TRANSFERS FROM THE VARIABLE INVESTMENT OPTIONS TO SUPPLEMENT THE UNLOANED GUARANTEED INTEREST ACCOUNT (GIA)

5 If you elect the Market Stabilizer Option, monthly deductions will be allocated 100% to the unloaned GIA on a Segment Start Date. If the unloaned GIA is not sufficient to cover such monthly deductions for the longest Segment Term, funds will be transferred pro-rata from amounts in the Variable Investment Options, including the Market Stabilizer Option Holding Account, to the unloaned GIA to supplement any remaining monthly deductions. You may also specify deduction percentages below for transferring amounts from the Variable Investment Options to supplement the unloaned GIA.

12. ☐ Check here if you wish transfers to be made pro-rata from amounts in all available Variable Investment Options, including the Market Stabilizer Option Holding Account, to supplement the unloaned GIA. If this box is not checked, please specify below the Variable Investment Options from which amounts should be transferred to supplement the unloaned GIA.

Variable Investment Options to Transfer from (complete only if 12. is not checked):	Percentage (whole percentages only):
______________________	________ %
______________________	________ %
______________________	________ %
______________________	________ %
______________________	________ %
______________________	________ %
______________________	________ %
	TOTAL 100%

SEGMENT MATURITY ALLOCATION

6 Each Segment of the Market Stabilizer Option has a Segment Maturity Date, which is approximately one year following a Segment Start Date. You may specify the investment option allocation percentages for the rollover of the Segment Maturity Value.

13. ☐ Check here if you wish to rollover your Market Stabilizer Option Segment Maturity Value to a new Segment. If this box is not checked, indicate allocations for rollover of the Segment Maturity Value below. Please note that by electing less than 100% rollover, the total portion of your Policy Account Value allocated to the Market Stabilizer Option will continually decrease as future rollovers occur, if no other changes were made. For example, a Segment Maturity Allocation of 50% to the Market Stabilizer Option will rollover 50% of the original Market Stabilizer Option allocation in year 2 but only 25% (50% x 50%) of the original Market Stabilizer Option allocation in year 3.

Investment Options for Rollover (complete only if 13. is not checked):	Percentage (whole percentages only):
______________________	________ %
______________________	________ %
______________________	________ %
______________________	________ %
______________________	________ %
______________________	________ %
______________________	________ %
	TOTAL 100%

SUITABILITY

14.

a. Have you, the Proposed Insured(s) and the Owner, if other than the Proposed Insured(s), received:

(1) the most current prospectus, and supplement(s) if applicable, for the policy(ies) applied for? ☐ Yes ☐ No

(2) the most current prospectus, and supplement(s) if applicable, for the designated investment company(ies)? ☐ Yes ☐ No

b. Do you understand that (i) policy values reflect certain deductions and charges, and may increase or decrease depending on credited interest for the Guaranteed Interest Account and/or the investment experience of Separate Account Funds and (ii) the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction? ☐ Yes ☐ No

c. With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated financial needs? ☐ Yes ☐ No

d. Disclosures and Consent for Delivery of Initial Prospectus on CD-Rom for AXA Equitable Life Insurance Company Variable Life products.

☐ By checking the box you acknowledge that you received the initial prospectus on computer readable compact disk "CD" if available for the product chosen, and that you are able to access the CD information. In order to retain the prospectus indefinitely, you must print it. You understand that you may request a prospectus in paper format at any time by calling Customer Service at
7 1-877-222-2144 and that all subsequent prospectus updates and supplements will be provided to you in paper format, unless you enroll in our electronic delivery service.

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SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

AUTOMATIC TRANSFER SERVICE

8 15. Note: Not available if you elect the Asset Rebalancing Service or the Extended No Lapse Guarantee (ENLG) Rider.

The Automatic Transfer service enables you to make automatic monthly or quarterly transfers from the EQ/Money Market Investment Option to other variable investment options that you select. A minimum of $5,000 must be allocated to the EQ/Money Market Investment Option. Up to 8 investment options can receive the monthly automatic transfer. Each transfer must be at least $50. The automatic transfer is effective on the second monthly anniversary and will continue until the amount allocated to the EQ/Money Market Investment Option is depleted.

Investment Options to Receive Transfer:	Dollar Amount:
______________________	$______________
______________________	$______________
______________________	$______________
______________________	$______________
______________________	$______________
______________________	$______________
______________________	$______________
______________________	$______________

I (We), have read the detailed description of the Automatic Transfer Service in the prospectus. My (Our) instructions will remain in effect until (a) insufficient funds are available to process transfers, (b) I (we) provide new written instructions or (c) the Automatic Transfer Service otherwise terminates as described in the prospectus. I (We) understand that use of the Automatic Transfer Service does not guarantee a profit and will not protect against loss in a declining market.

ASSET REBALANCING SERVICE

8 16. Note: Not available if you elect the Automatic Transfer Service or the Extended No Lapse Guarantee (ENLG) Rider.

Neither the Guaranteed Interest Account nor the Market Stabilizer Option are available for Asset Rebalancing. Your allocation among the investment options will be periodically re-adjusted according to the percentage you indicated in Question 10 and the frequency you choose below. Asset allocation percentages of 2% or more (in whole percentages) may be specified for all variable investment options up to a maximum of 50 options. Generally, Asset Rebalancing will start 12, 6 or 3 months after the register date, depending on the length of the period you choose.

☐ Annually ☐ Semi-annually ☐ Quarterly

I (We), have read the detailed description of the Asset Rebalancing Service in the prospectus. My (Our) instructions will remain in effect until (a) I (we) provide new written instructions or (b) Asset Rebalancing otherwise terminates as described in the prospectus. I (We) understand that the use of the Asset Rebalancing Service does not guarantee a profit and will not protect against loss in a declining market.

I (WE) UNDERSTAND THAT THE POLICY VALUES AND THE DEATH BENEFIT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES).

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